UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2004

Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

      On October 29, 2004, in connection with the completion of the merger transaction between Associated Banc-Corp (the “Company”) and First Federal Capital Corp (“First Federal”) as described in Item 2.01 below, a bank subsidiary of the Company entered into a Consulting Agreement with Jack C. Rusch, the Company entered into a Noncompete Agreement with Jack C. Rusch and First Federal Capital Bank entered into a Separation Agreement and General Release with Mr. Rusch. As described in Item 5.02 below, Mr. Rusch was appointed to the Company’s Board of Directors on October 28, 2004.

     Under the Consulting Agreement, Mr. Rusch will provide services to the bank subsidiary of the Company for a period of two years and under the Noncompete Agreement the ability of Mr. Rusch to compete against the Company will be restricted for a period of two years. The Separation Agreement and General Release addresses the terms of the end of Mr. Rusch’s employment with First Federal and First Federal Capital Bank. Under these agreements, Mr. Rusch will receive aggregate payments in the amount of $3,585,000.

Section 2 – Financial Information

Item 2.01     Completion of Acquisition or Disposition of Assets

      On October 29, 2004, Associated Banc-Corp (the “Company”) completed its previously announced acquisition of First Federal Capital Corp (“First Federal”) through the merger of First Federal with and into the Company. Under the terms of the Agreement and Plan of Merger, dated as of April 27, 2004, as amended (the “Merger Agreement”), between the Company and First Federal, each share of First Federal’s common stock outstanding as of the effective time of the merger was converted into the right to receive 0.9525 shares of the Company’s common stock or cash consideration in the amount of $33.04 per share. In the aggregate, the Company will issue approximately 19,361,683 shares of the Company’s common stock and pay cash consideration of approximately $75 million to the former shareholders of First Federal.

Section 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On October 28, 2004, the Company’s Board of Directors filled two vacancies on the Board by appointing Richard T. Lommen as a Class B Director and Jack C. Rusch as a Class C Director. Mr. Lommen and Mr. Rusch were appointed to the Company’s Board of Directors pursuant to the Merger Agreement. Mr. Lommen and Mr. Rusch will each stand for election at the 2005 annual meeting of the Company’s shareholders.

     Information regarding related party transactions between the Company and Mr. Rusch is contained in Item 1.01 above. There are no related party transactions between the Company and Mr. Lommen.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

      (a)  Financial statements of businesses acquired: Not applicable

     (b)  Pro forma financial information: Not applicable

     (c)  Exhibits

          The following exhibit is filed herewith:

          Exhibit 99.1 – Press release issued by the Company on October 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)
Date October 29, 2004	By /s/ Brian R. Bodager
(Signature)* Brian R. Bodager Chief Administrative Officer, General Counsel & Corporate Secretary

* Print name and title of the signing officer under his signature.